TENZER GREENBLATT LLP
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                            NEW YORK, NEW YORK 10174
                                 (212) 885-5000

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                                  May 15, 1996



Candie's, Inc.
2975 Westchester Avenue
Purchase, New York, 10577

Gentlemen:

     You have requested our opinion with respect to (A) the public offering and sale by the selling stockholders described below pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (No. 33-62697) of Candie's, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), of the following shares of common stock, $.001 par value, of the Company (1) 37,037 shares (the "Issued Shares") which were issued to an investor pursuant to a private offering by the Company consummated in May 1994; (2) 894,431 shares (the "Conversion Shares") which were issued to investors in November 1994 upon the conversion of shares of Series A Convertible Preferred Stock of the Company acquired by such investors pursuant to a private offering by the Company consummated in October 1994; (3) 55,000 shares (the "Service Shares") which were issued in payment of certain legal services rendered to the Company in 1994; (4) 337,566 shares (the "Placement Warrant Shares") which are issuable upon the exercise of warrants (the "Placement Warrants") which were issued to Kirkpatrick, Pettis, Smith, Polian Inc. ("KPSP") and its designees in connection with KPSP acting as placement agent for private offerings of securities by the Company that were consummated in October 1994,
(5) 32,609 shares (the "Exercised Shares") that have been issued upon exercise of the Placement Warrants; (6) 653,646 shares (the "Underwriter's Warrant Shares") which are issuable upon the exercise of warrants (the "Underwriter's Warrants") issued to Whale Securities Co., L.P. ("Whale") and its designees in connection with Whale acting as underwriter of the Company's 1993 secondary public offering of securities and the warrants underlying such warrants; (7) 1,126,089 shares (the "Option Shares") which are issuable upon exercise of non-Plan options (the "Options") granted to


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Candies, Inc.
May 15, 1996

Page 2

employees, officers, a director and a former officer of the Company as incentives for continuing employment or for providing other services to the Company; (8) 810,000 shares (the "Claim Shares") which were issued in connection with the settlement of certain claims and litigation asserted against the Company; and 75,000 shares (the "Consulting Warrant Shares") which are issuable upon exercise of warrants (the "Consulting Warrants") which were issued to a consultant to the Company.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Issued Shares, Service Shares, Exercised Shares and Claim Shares have been duly and validly issued and are fully paid and nonassessable.

     2. The Placement Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Placement Warrants in accordance with the terms of the Placement Warrants, will be duly and validly issued and fully paid and nonassessable.

     3. The Conversion Shares have been duly and validly issued and are fully paid and nonassessable.

     4. The Option Shares have been duly and validly authorized and when sold, paid for and issued upon exercise of the Options in accordance with the terms of the Options, will be duly and validly issued and fully paid and nonassessable.

     5. The Underwriter's Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Underwriter's Warrants in accordance with the terms of the Underwriter's Warrants, will be duly and validly issued and fully paid and nonassessable.

     6. The Consulting Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Consulting Warrants in accordance with the terms




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Candies, Inc.
May 15, 1996

Page 3

of the Consulting Warrants, will be duly and validly issued and fully paid and non-assessable.

     Please be advised that this firm is a selling stockholder with respect to 55,000 shares of Common Stock.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                    Very truly yours,

                                                /s/ TENZER GREENBLATT LLP

                                                  TENZER GREENBLATT LLP